Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our reports dated February 27, 2020 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Ekso Bionics Holdings, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ OUM & CO. LLP
San Francisco, California
June 16, 2020